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                                                                   EXHIBIT 3(i)a

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            COMMERCIAL METALS COMPANY


         COMMERCIAL METALS COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation", DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted resolutions setting forth the following amendment to the Corporation's Restated Certificate of Incorporation, declaring this amendment to be advisable and designating the next annual meeting of the stockholders of the Corporation for consideration thereof:

         The present Article Seventeenth of the Corporation's Restated Certificate of Incorporation shall be replaced in its entirety by the following:

         SEVENTEENTH: The stockholder vote required to approve any Business Combination (as hereinafter defined) shall be as set forth in this Article
Seventeenth:

         (a)(1) Except as otherwise expressly provided in paragraph (b) of this Article Seventeenth:

                  (A) Any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any



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         Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

                  (C) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

                  (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (E) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 70% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class (it being understood that for purposes of this Article Seventeenth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise, and shall be required in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Restated Certificate of Incorporation.

         (2) The term "Business Combination" as used in this Article Seventeenth shall mean any transaction which is referred to in any one or more of subsections (A) through (E) of subparagraph (1) of this section (a).

         (b) The provisions of section (a) of this Article Seventeenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, by any other provision of this Restated Certificate of Incorporation or by any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the corporation, solely in their respective capacities as stockholders of the corporation, the condition specified in the following subparagraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following subparagraphs (1) or (2) are met:



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                  (1) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Disinterested Director.

                  (2) All of the following conditions shall have been met:

                           (A) The consideration to be received by holders of
                  shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"). If, within such two-year period, the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting stock acquired by the Interested Stockholder within such two-year period.

                           (B) The aggregate amount of (x) the cash and (y) the
                  Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this subparagraph (2)(B) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

                                    (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or such other bank as may be selected by the Disinterested Directors), in effect from time to time, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date, in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

                                    (ii) the Fair Market Value per share of
                           Common Stock on the Announcement Date.



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                           (C) The aggregate amount of (x) the cash and (y) the
                  Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class, other than Common Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (2)(C) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                    (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or such other bank as may be selected by the Disinterested Directors), in effect from time to time, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class of Voting Stock; or

                                    (ii) the Fair Market Value per share of such
                           class of Voting Stock on the Announcement Date; or

                                    (iii) the highest preferential amount per
                           share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                           (D) After such Interested Stockholder has become an
                  Interested Stockholder and prior to the consummation of such Business Combination: (x) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (y) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (z) such Interested Stockholder shall have not become the beneficial owner of any



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                  additional shares of Voting Stock except as part of the
                  transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

                           (E) After such Interested Stockholder has become an
                  Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (F) A proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (c) For the purposes of this Article Seventeenth:

                  (1) A "person" shall mean any individual, firm, corporation or other entity.

                  (2) "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

                           (A) is the beneficial owner, directly or indirectly,
                  of more than 10% of the voting power of the outstanding Voting Stock; or

                           (B) is an Affiliate of the corporation and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

                           (C) is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided that the Trust shall not be an Interested Stockholder until such time as the Trust shall become the beneficial owner of any shares of Voting Stock in addition to the shares of Voting Stock of which it was the beneficial owner on January 27, 1994; provided further that the Trust shall not become an Interested Stockholder solely as a result of action taken solely by the corporation that benefits all holders of Voting Stock pro rata based on their ownership of Voting Stock.



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                  (3) A person shall be a "beneficial owner" of any Voting
         Stock:

                           (A) which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                           (B) which such person or any of its Affiliates or
                  Associates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (C) which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (2) of this paragraph
         (c), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph
         (3) of this paragraph (c), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1994.

                  (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (2) of this paragraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                  (7) "Disinterested Director" means any member of the board of directors of the corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

                  (8) "Fair Market Value" means: (x) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share



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         of such stock on the Composite Tape for New York Stock Exchange-Listed
         Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System, or if such stock is not quoted on the National Market System, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (y) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

                  (9) In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (2) (A) and (2) (C) of paragraph (b) of this Article Seventeenth shall include the shares of Common Stock and/or shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         (d) A majority of the total number of Disinterested Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this paragraph (d) specified is to be made by the Board) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Seventeenth, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in subparagraph (2) of paragraph (b) have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more.

         (e) Nothing contained in this Article Seventeenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         (f) Unless extended pursuant to Article Twelfth of this Restated Certificate of Incorporation, the provisions of this Article Seventeenth shall expire and no longer be of any effect after 12 noon, Central time, on January 28, 1999.

         SECOND: That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, an annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of



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Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Stanley A. Rabin, its President, and attested by David M. Sudbury, its Secretary this 1st day of February, 1994.

                                             COMMERCIAL METALS COMPANY



                                             By: /s/ Stanley A. Rabin
                                                 -------------------------------
                                                 Stanley A. Rabin
                                                 President



ATTEST:

By:      /s/ David M. Sudbury
   -----------------------------------
         David M. Sudbury
         Secretary



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